UNANIMOUS CONSENT
                          OF THE BOARD OF DIRECTORS OF
                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

The undersigned, being all of the members of the Board of Directors of American Skandia Life Assurance Corporation, a Connecticut corporation (the "Corporation"), do hereby consent to adoption of the following resolutions as duly authorized, valid corporate action and waive any and all notice with respect thereto:

         RESOLVED, that management of the Corporation, in the exercise of their discretion, may establish a separate account designated "American Skandia Life Assurance Corporation Separate Account E" (herein such Account E shall be referred to as "the Account") for the purposes set forth in the following resolutions, and subject to such conditions as hereinafter set forth; and it is further

         RESOLVED, that the Account may be used to allocate amounts received for such variable annuity contracts ("Contracts") issued by the Corporation as the President or Chief Operating Officer may designate for such purpose; and it is further

         RESOLVED, that the assets of the Account, insofar as permitted by applicable law, be maintained separate from the assets of the Corporation, and that the income, gains and losses, realized or unrealized, from assets allocated to the Account shall be charged against such Account without regard to other income, gains or losses of the Corporation; and it is further

         RESOLVED, that the President or Chief Operating Officer of the Corporation be, and hereby is, authorized to change the designation of the Account to such other designation as may be deemed necessary or desirable and in the best interests of the Corporation; and it is further

         RESOLVED, that the appropriate officers of the Corporation, with such assistance from the Corporation's auditors Deloitte & Touche, its legal counsel Werner & Kennedy and such other independent consultants they may require, be and they hereby are authorized and directed to take any and all action necessary to
(a) register the Contracts in such amounts, which may be an indefinite amount, under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, as the President or Chief Operating Officer of the Corporation shall from time to time deem necessary or appropriate, and (b) take all other actions which are necessary or desirable in connection with the offer or sale of such Contracts and the operation of the Account in order to comply with, insofar as may be applicable, the Securities Act of 1933, the Investment Company Act of 1940 and other applicable federal laws and state securities laws, including the filing of registration statements and undertakings; and it is further

         RESOLVED, that M. Patricia Paez be and hereby is appointed as agent for service under any such registration statements and is fully authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and it is further

         RESOLVED, that the President or Chief Operating Officer of the Corporation be and hereby is authorized to execute such agreements with Skandia Life Equity Sales Corporation ("SLESCO") as he deems necessary or desirable under which SLESCO will be appointed principal underwriter and distributor for the Contracts; and it is further

         RESOLVED, that the President or Chief Operating Officer of the Corporation be and hereby is authorized to execute such agreements with Skandia U.S. Business Services Corporation ("SUSBUS") as he deems necessary or desirable under which SUSBUS may provide services in connection with the establishment and maintenance of the Account; and it is further

         RESOLVED, that the appropriate officers of the Corporation be and hereby are authorized to execute and deliver all such documents and papers and to perform or cause to be performed all such acts as they may deem necessary or desirable to carry out the forgoing resolutions and the intents and purposes thereof.

         IN WITNESS WHEREOF, the undersigned have signed this Unanimous Consent as of the _____ day of _______________, 1992.





Jan R. Carendi                                       /s/:  Gordon C. Boronow


/s/:  Malcolm Campbell                               /s/:  Henrik Danckwardt


Amanda C. Sutyak                                     /s/:  Wade A. Dokken


T. Richard Kennedy                                   /s/:  Michael C. Dismorr